UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2008
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Procera Networks, Inc.
(Exact name of Registrant as specified in its charter)

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Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cooper Court, Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 354-7200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 25, 2008, Procera Networks, Inc., a Nevada corporation (the "Company"), announced that it entered into agreements dated August 22, 2008 for the sale of an aggregate of 5,311,742 shares (the “Private Placement”) of its restricted common stock (the "Shares"), 5,101,742 of which were sold at $1.10 per share and 210,000 of which were sold at $1.19 per share, for a total of $5,861,816 to institutional and accredited investors (the “Investors”) pursuant to subscription agreements entered into with each Investor (each a "Subscription Agreement"), the form of which is attached as an exhibit to this report.

Pending approval of the listing of additional shares by the American Stock Exchange, the Company expects to close the Private Placement by September 12, 2008.  The Company will realize gross proceeds of approximately $5,842,916 after deducting fees payable to the placement agents and other transaction expenses payable by the Company in the Private Placement.  The Company agreed to pay certain placement agents a fee of $18,900 resulting from the Private Placement.

The foregoing description which summarizes the material terms of the Subscription Agreement does not purport to be a complete statement of the rights and obligations of any party to such agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof.  Please read the full form of Subscription Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02.  Unregistered Sale of Equity Securities.

The disclosures in Item 1.01 are incorporated in this Item 3.02 by reference.

On June 3, 2008, the Company issued 25,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.22, for net proceeds of $30,500.

On June 3, 2008, the Company issued 17,850 unregistered shares of our common stock as consideration for employment placement services.

On June 5, 2008, the Company issued 13,650 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds of $17,063.

On June 5, 2008, the Company issued 49,741 unregistered shares of our common stock to a warrant holder upon the cashless exercise of a warrant to purchase 50,000 shares of our common stock.

On June 10, 2008, the Company issued 30,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.37, for net proceeds of $41,100.

On June 11, 2008, the Company issued 6,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds of $7,500.

On June 16, 2008, the Company issued 50,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $0.75, for net proceeds of $37,500.

On June 24, 2008, the Company issued 32,591 unregistered shares of our common stock to a warrant holder upon the cashless exercise of  a  warrant to purchase 54,720 shares of our common stock.

On July 8, 2008, the Company issued 15,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $0.68, for net proceeds of $10,200.

On August 25, 2008, the Company issued 490,000 unregistered shares of our common stock as consideration for 12 months of investor relations services which commenced on August 1, 2008.

For each of the foregoing issuances, including the Shares issued in the Private Placement, the Company relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

The foregoing issuances, including the Shares issued in the Private Placement, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements.

Item 8.01 Other Events.

On August 25, 2008, the Company issued a press release announcing the entry into agreements related to the Private Placement. The full text of the Company’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement.

99.1	Press Release issued by Procera Networks, Inc. on August 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.

By:	/s/ Thomas H. Williams
Name: Thomas H. Williams
Title: Chief Financial Officer

Dated: August 28, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement.
99.1	Press Release issued by Procera Networks, Inc. on August 25, 2008.